Exhibit 10.1

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of February 22, 2016, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and STITCH FIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Office Lease dated November 10, 2015 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant certain space (as more particularly described in the Lease, the “Premises”) in the building located at One Montgomery Street, San Francisco, California (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Amendment. Landlord and Tenant acknowledge and agree that the Lease contains a mutual mistake in the calculation of the total dollar amount of the Allowance (as defined in Section 3.2 of Exhibit “C” to the Lease). Landlord and Tenant further acknowledge and agree that the rentable square footage of the Initial Premises (as defined in the Basic Lease Information of the Lease) is approximately 38,127 square feet of rentable area and that, in connection with the performance by Tenant of the Tenant Improvements (as defined in Section 1 of Exhibit “C” to the Lease) in preparation of Tenant’s occupancy of the Initial Premises, Landlord has agreed to contribute a sum of up to $25.00 per rentable square foot of the Initial Premises. Accordingly, effective as of the date hereof, the reference to “$1,429,775.00 (representing $25.00) per rentable square foot of the Initial Premises)” set forth in Section 3.2 of Exhibit “C” to the Lease is hereby deleted in its entirety and replaced with “$953,175.00 (representing $25.00 per rentable square foot of the Initial Premises)”.

2.	Miscellaneous.
2.1

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in the Lease, as amended hereby, or this Amendment. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.2

Submission of this Amendment by Landlord is not an offer to enter into this Amendment. Neither Landlord nor Tenant shall be bound by this Amendment until Landlord and Tenant have mutually executed and delivered the same. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the other Indemnitees harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Jones Lang LaSalle. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

2.3

Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction- related accessibility standards under California Civil Code Section 55.53.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD	TENANT:

POST-MONTGOMERY ASSOCIATES,	STITCH FIX, INC.,
a California general partnership	a Delaware corporation

By:	PR Post Montgomery LLC,
a Delaware limited liability company
Its:	Partner

By:	PRISA LHC, LLC,
a Delaware limited liability company
Its:	Managing Member

By:	/s/ Kristin Paul	By:	/s/ Michelle Weaver
Name:	Kristin Paul	Name:	Michelle Weaver
Title:	Vice President	Title:	CFO
Dated:	,2016	Dated:	February 23, 2016

By:

The Prudential Insurance Company of America, a New Jersey corporation, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA

Its:	Partner

By:	/s/ Kristin Paul
Name:	Kristin Paul
Title:	Vice President
Dated::	2016

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